As filed with the Securities and Exchange Commission on October 24, 2013

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2123838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 Boylston Street, Suite 16041

Boston, Massachusetts 02199

(857) 453-6553

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Milinazzo

President and Chief Executive Officer

InspireMD, Inc.

800 Boylston Street, Suite 16041

Boston, Massachusetts 02199

(857) 453-6553

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share(2)	—	$—	$—	$—
Preferred Stock, $0.0001 par value per share(2)	—	—	—	—
Warrants(2)	—	—	—	—
Units	—	—	—	—
Total Offering	$75,000,000	$—	$75,000,000	$9,660	(3)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously sold hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $75,000,000 of our common stock, preferred stock, warrants and/or units; and
•	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $40,000,000 of our common stock that may be issued and sold under a sales agreement with MLV & Co. LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $40,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 24, 2013

PROSPECTUS

InspireMD, Inc.

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $75,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the NYSE MKT under the symbol “NSPR.” On October 21, 2013, the last reported sale price of our common stock was $3.23 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 6 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to InspireMD, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Unless otherwise indicated, all information in this prospectus reflects a one-for-four reverse stock split of our common stock that occurred on December 21, 2012.

The Company

We are a medical device company focusing on the development and commercialization of our proprietary stent platform technology, MGuardTM. MGuard provides embolic protection in stenting procedures by placing a micron mesh sleeve over a stent. Since our formation, we have experienced net losses.

Our initial products are marketed for use mainly in patients with acute coronary syndromes, notably acute myocardial infarction (heart attack) and saphenous vein graft coronary interventions (bypass surgery). According to the TYPHOON STEMI trial (New England Journal of Medicine, 2006) and the SOS SVG Trial (Journal of the American College of Cardiology, 2009), of patients with acute myocardial infarction and saphenous vein graft coronary interventions, 7.5% to 44% experience major adverse cardiac events, including cardiac death, heart attack and restenting of the artery. When performing stenting procedures in patients with acute coronary symptoms, interventional cardiologists face a difficult dilemma in choosing, with the aim of ensuring adequate protection from distal embolization (the dislodgement of particles from the artery wall that results in blood clot), between bare-metal stents, which have a high rate of restenosis (formation of new blockages), and drug-eluting (drug-coated) stents, which have a high rate of late thrombosis (formation of clots months or years after implantation), require administration of anti-platelet drugs for at least one year post procedure, are more costly than bare-metal stents and have additional side effects. We believe that MGuard is a simple and seamless solution for these patients.

We intend to study our MGuard technology for use in a broad range of coronary related situations in which complex lesions occur and intend to seek to make it an industry standard for treatment of acute coronary syndromes. We believe that patients will benefit from a cost-effective alternative which we believe will prove to have a superior clinical efficacy and safety profile than other stent technologies. We believe that with our MGuard technology, we are well positioned to emerge as a key player in the global stent market.

In October 2007, our first generation product, the MGuard Coronary, received CE Mark approval for treatment of coronary arterial disease in the European Union. CE Mark is a mandatory conformance mark on many products marketed in the European Economic Area and certifies that a product has met European Union consumer safety, health or environmental requirements. We began shipping our product to customers in Europe in January 2008 and have since expanded our global distribution network to Southeast Asia, India, Latin America and Israel.

Presently, none of our products may be sold or marketed in the U.S. In connection with our efforts to seek approval of our MGuard Coronary with bio-stable mesh by the U.S. Food and Drug Administration, we filed an investigational device exemption application with the U.S. Food and Drug Administration during the summer of 2012 in order to conduct a pivotal trial. On April 19, 2013, we received an approval with conditions from the U.S. Food and Drug Administration for our investigational device exemption application, which allowed us to initiate enrollment in the trial. This trial is expected to be a multi-center, randomized study, consisting of up to 1,114 patients suffering from STEMI, throughout 35 sites in the U.S. and an additional 35 sites in Europe. The trial will have two co-primary endpoints: superiority in complete ST resolution and non-inferiority in death and target vessel myocardial infarction. In addition, a 356 patient sub-study will be conducted to assess the effect of the MGuard Coronary on infarct size, as measured by magnetic resonance imaging, and an additional 200 patient sub-study will be conducted to assess the late lumen loss, measured at 13 months. We expect that the clinical follow-ups for the subjects in the study will be at 30 days, six months and 12 months. The budget for this study is estimated to be up to $13.0 million and the enrollment phase for the study is expected to last 18 months. We began enrollment in the trial on July 29, 2013.

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Our initial MGuard Coronary product incorporated a stainless steel stent. We replaced this stainless steel platform with a more advanced cobalt-chromium based platform, which we refer to as the MGuard PrimeTM version of the MGuard Coronary product. We believe the new platform will prove to be superior because cobalt-chromium stents are generally known in the industry to provide better deliverability and possibly even a reduction in major adverse cardiac events.

The MGuard Prime version of the MGuard Coronary product received CE Mark approval in the European Union in October 2010 for improving luminal diameter and providing embolic protection. We believe we can use and leverage the clinical trial results of our original stainless steel based MGuard Coronary to help market our new cobalt-chromium based MGuard Prime version of the MGuard Coronary product. In addition, MGuard Carotid received CE Mark approval in the European Union in March 2013.

For the twelve months ended June 30, 2013, our total revenue was approximately $4.9 million and our net loss was approximately $29.3 million. For the twelve months ended June 30, 2012, our total revenue was approximately $5.3 million and our net loss was approximately $17.6 million.

Corporate and Other Information

We were organized in the State of Delaware on February 29, 2008. Our principal executive offices are located at 800 Boylston Street, Suite 16041, Boston, Massachusetts 02199. Our telephone number is (857) 453-6553. Our website address is www.inspire-md.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

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Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives;

•	our ability to complete clinical trials as anticipated and obtain and maintain regulatory approvals for our products;

•	our ability to adequately protect our intellectual property;

•	disputes over ownership of intellectual property;

•	our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;

•	the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that the MGuard technology is an attractive alternative to other procedures and products;

•	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

•	entry of new competitors and products and potential technological obsolescence of our products;

•	loss of a key customer or supplier;

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•	technical problems with our research and products and potential product liability claims;

•	adverse economic conditions;

•	adverse federal, state and local government regulation, in the United States, Europe or Israel;

•	price increases for supplies and components;

•	inability to carry out research, development and commercialization plans; and

•	loss or retirement of key executives and research scientists.

You should review carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus to support the worldwide commercialization of MGuard Coronary in acute myocardial infarction and develop our pipeline of new products. This is expected to include expanding our manufacturing capability, building our sales and marketing capacity, completing clinical trials and obtaining necessary government approvals, including U.S. Food and Drug Administration approval in the United States. Any balance of the net proceeds will be used for general corporate purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

•	a change in development plan or strategy;
•	the addition of new products or applications;
•	technical delays;
•	delays or difficulties with our clinical trials;
•	negative results from our clinical trials;
•	difficulty obtaining U.S. Food and Drug Administration approval;
•	failure to achieve sales as anticipated; and
•	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 130,000,000 shares of capital stock, par value $0.0001 per share, of which 125,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock. On October 21, 2013, there were 34,512,568 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. We currently have 200,000 shares of preferred stock designated as Series A Preferred Stock in connection with our stockholder rights agreement. See “Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws and our Stockholder Rights Agreement–Stockholder Rights Agreement.” The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

The discussion below gives effect to the one-for-four reverse stock split of our common stock that occurred on December 21, 2012.

Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

The transfer agent and registrar for our common stock is Action Stock Transfer Corp. The transfer agent’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121. Our common stock is listed on the NYSE MKT under the symbol “NSPR.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

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•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;
•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;
•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and
•	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so (except in connection with our stockholder rights plan, as described below), it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. See “Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws and our Stockholder Rights Agreement–Stockholder Rights Agreement” regarding certain rights to purchase shares of our Series A Preferred Stock.

Potential Common Stock Issuances to March 31, 2011 Investors

Pursuant to the terms of the securities purchase agreement that we entered into on March 31, 2011 with certain investors, in the event that we issue any shares of common stock or securities that would entitle the holder to acquire any shares of common stock on or before March 31, 2014 at a price per share less than $6.00, we are required, subject to certain limitations, to issue the investors in that financing additional shares of common stock, for no additional consideration, in an amount sufficient that the amount paid by each investor in the March 31, 2011 financing, when divided by the total number of shares issued to each such investor (in the original March 31, 2011 financing and as a result of this dilution adjustment) will result in an adjusted per share price paid by these investors equal to the original price per share paid multiplied by a fraction, (A) the numerator of which shall be (1) the number of shares of common stock outstanding immediately prior to such issuance plus (2) the number of shares of common stock that the aggregate consideration received by us in the offering would purchase at the original purchase price; and (B) the denominator of which shall be (1) the number of shares of common stock outstanding immediately prior to such issuance plus (2) the number of such additional shares of common stock so issued. This formula is intended to be a weighted average dilution adjustment.

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Registration Rights

On April 5, 2012, in connection with our private placement of convertible debentures and warrants, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to provide certain registration rights with respect to the common stock issuable upon conversion of the convertible debentures and exercise of the warrants. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the convertible debentures and exercise of the warrants on or before May 21, 2012 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before July 9, 2012 in the event that the registration statement is not reviewed by the Securities and Exchange Commission and by August 8, 2012 in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

If (i) the registration statement was not filed by May 21, 2012, (ii) the registration statement was not declared effective by the Securities and Exchange Commission by July 9, 2012 in the case of a no review, (iii) the registration statement was not declared effective by the Securities and Exchange Commission by August 8, 2012 in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 30 consecutive calendar days or more than an aggregate of 60 calendar days during any 12-month period after its first effective date, then we are subject to liquidated damage payments to the holders of the securities sold in the private placement in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency. Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreement shall be 6% of the aggregate purchase price paid by the purchasers, and (ii) if any partial amount of liquidated damages remains unpaid for more than seven days, we shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

A registration statement was filed in satisfaction of the requirements described above on May 17, 2012, was declared effective on May 30, 2012 and remains in effect. Pursuant to the registration rights agreement, we must maintain the effectiveness of these registration statement from the effective date until the date on which all securities registered under the applicable registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, subject to the our right to suspend or defer the use of the registration statement in certain events.

Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws and our Stockholder Rights Agreement

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

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•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;
•	provide that the authorized number of directors may be changed only by resolution of the board of directors;
•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•	divide our board of directors into three classes, with each class serving staggered three-year terms;
•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);
•	provide that special meetings of our stockholders may be called only by our board of directors; and
•	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

Stockholder Rights Agreement

Attempts to acquire control of us may also be discouraged, delayed or prevented by our stockholder rights agreement. Pursuant to the rights agreement, we will distribute as a dividend to our stockholders of record at the close of business on November 15, 2013 one preferred stock purchase right for each outstanding share of our common stock, which will entitle the registered holder to purchase from us one 1/1,000 of a share of Series A Preferred Stock at a purchase price of $21.00 per one one-thousandth (1/1,000) of a share, subject to adjustment.

Initially, the rights will be attached to all certificates representing shares of common stock. The rights will separate from the common stock upon the earlier of:

•	ten business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of common stock then outstanding (subject to certain exceptions) (such person is referred to as an “acquiring person”); or

•	ten business days (or some later date as determined by the board of directors) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of the shares of common stock then outstanding (subject to certain exceptions).

The rights are not exercisable until they separate from the common stock, as described above, and will expire at the close of business on October 22, 2014, unless earlier redeemed by us as described below.

Each share of Series A Preferred Stock purchasable upon exercise of the rights will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the shares of common stock. Upon any liquidation (voluntary or otherwise), dissolution or winding up of, each share of Series A Preferred Stock will be entitled to receive an amount equal to the greater of (i) $1,000 per share, plus accrued and unpaid dividends and distributions, and (ii) 1,000 times the aggregate amount to be distributed per share to holders of shares of common stock. These rights are protected by customary anti-dilution provisions.

If any person becomes an acquiring person, each holder of a right (other than the acquiring person and any associate or affiliate thereof) will have the right to receive, upon exercise, common stock (or, in some circumstances, cash, property or other securities of us) having a value equal to two times the purchase price of the right. All rights that are, or (under some circumstances) were, beneficially owned by any acquiring person will be null and void.

If any of the following occur, then at any time following a public announcement that a person has become an acquiring person, each holder of a right (other than the acquiring person and any associate or affiliate thereof) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right:

•	we enter into a merger in which we are not the surviving corporation;

•	we are the surviving corporation in a merger pursuant to which all or part of the outstanding shares of our common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•	more than 50% of the combined assets, cash flow or earning power of us and our subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to our subsidiaries).

At any time after a person becomes an acquiring person and prior to the acquisition by a person or group of 50% or more of the shares of common stock then outstanding, our board of directors may, without payment of the purchase price by the holder, exchange the rights, in whole or in part, as follows: one right (other than the rights owned by the acquiring person or group, which will become void) for one share of common stock, subject to adjustment.

At any time until a person has become an acquiring person, we may redeem all, but not less than all, of the rights at a price of $0.001 per right (payable in cash, shares of common stock or other consideration deemed appropriate by the board and subject to adjustment). Immediately upon the action of the board ordering redemption of the rights, the rights will terminate and the only right of the holders of these rights will be to receive the $0.001 redemption price.

DESCRIPTION OF WARRANTS

As of October 23, 2013, there were 3,476,628 shares of common stock that may be issued upon exercise of outstanding warrants.

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We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
•	the manner of exercise of the warrants, including any cashless exercise rights;
•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any unit agreement under which the units will be issued;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale, directly by us or through a designated agent;
•	prices related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the NYSE MKT, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2013 have been so incorporated in reliance on the report of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.inspire-md.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.inspire-md.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Securities and Exchange Commission on September 17, 2013;

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•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 5, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 30, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 26, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 30, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 9, 2013, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on September 16, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 12, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2013; and

•	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 800 Boylston Street, Suite 16041, Boston, Massachusetts 02199, Attention: Craig Shore, Chief Financial Officer, or made by phone at (857) 453-6553. You may also access the documents incorporated by reference in this prospectus through our website at www.inspire-md.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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$75,000,000

COMMON STOCK

 PREFERRED STOCK

 WARRANTS

 UNITS

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 24, 2013

PROSPECTUS

InspireMD, Inc.

$40,000,000

Common Stock

In accordance with the terms of the At-the-Market Issuance Sales Agreement entered into with MLV & Co. LLC, or MLV, dated October 23, 2013, which we refer to as the sales agreement, we may offer and sell shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $40,000,000 from time to time through MLV, acting as agent.

Our common stock is listed on the NYSE MKT under the symbol “NSPR.” On October 21, 2013, the last reported sale price of our common stock was $3.23 per share.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by MLV and us. MLV will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

MLV will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, MLV may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to MLV with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 5 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should only rely on the information contained or incorporated by reference in this prospectus and any issuer free writing prospectus that we may authorize for use in connection with this offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such issuer free writing prospectus. You should assume that the information appearing in this prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to InspireMD, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Unless otherwise indicated, all information in this prospectus reflects a one-for-four reverse stock split of our common stock that occurred on December 21, 2012.

The Company

We are a medical device company focusing on the development and commercialization of our proprietary stent platform technology, MGuardTM. MGuard provides embolic protection in stenting procedures by placing a micron mesh sleeve over a stent. Since our formation, we have experienced net losses.

Our initial products are marketed for use mainly in patients with acute coronary syndromes, notably acute myocardial infarction (heart attack) and saphenous vein graft coronary interventions (bypass surgery). According to the TYPHOON STEMI trial (New England Journal of Medicine, 2006) and the SOS SVG Trial (Journal of the American College of Cardiology, 2009), of patients with acute myocardial infarction and saphenous vein graft coronary interventions, 7.5% to 44% experience major adverse cardiac events, including cardiac death, heart attack and restenting of the artery. When performing stenting procedures in patients with acute coronary symptoms, interventional cardiologists face a difficult dilemma in choosing, with the aim of ensuring adequate protection from distal embolization (the dislodgement of particles from the artery wall that results in blood clot), between bare-metal stents, which have a high rate of restenosis (formation of new blockages), and drug-eluting (drug-coated) stents, which have a high rate of late thrombosis (formation of clots months or years after implantation), require administration of anti-platelet drugs for at least one year post procedure, are more costly than bare-metal stents and have additional side effects. We believe that MGuard is a simple and seamless solution for these patients.

We intend to study our MGuard technology for use in a broad range of coronary related situations in which complex lesions occur and intend to seek to make it an industry standard for treatment of acute coronary syndromes. We believe that patients will benefit from a cost-effective alternative which we believe will prove to have a superior clinical efficacy and safety profile than other stent technologies. We believe that with our MGuard technology, we are well positioned to emerge as a key player in the global stent market.

In October 2007, our first generation product, the MGuard Coronary, received CE Mark approval for treatment of coronary arterial disease in the European Union. CE Mark is a mandatory conformance mark on many products marketed in the European Economic Area and certifies that a product has met European Union consumer safety, health or environmental requirements. We began shipping our product to customers in Europe in January 2008 and have since expanded our global distribution network to Southeast Asia, India, Latin America and Israel.

Presently, none of our products may be sold or marketed in the U.S. In connection with our efforts to seek approval of our MGuard Coronary with bio-stable mesh by the U.S. Food and Drug Administration, we filed an investigational device exemption application with the U.S. Food and Drug Administration during the summer of 2012 in order to conduct a pivotal trial. On April 19, 2013, we received an approval with conditions from the U.S. Food and Drug Administration for our investigational device exemption application, which allowed us to initiate enrollment in the trial. This trial is expected to be a multi-center, randomized study, consisting of up to 1,114 patients suffering from STEMI, throughout 35 sites in the U.S. and an additional 35 sites in Europe. The trial will have two co-primary endpoints: superiority in complete ST resolution and non-inferiority in death and target vessel myocardial infarction. In addition, a 356 patient sub-study will be conducted to assess the effect of the MGuard Coronary on infarct size, as measured by magnetic resonance imaging, and an additional 200 patient sub-study will be conducted to assess the late lumen loss, measured at 13 months. We expect that the clinical follow-ups for the subjects in the study will be at 30 days, six months and 12 months. The budget for this study is estimated to be up to $13.0 million and the enrollment phase for the study is expected to last 18 months. We began enrollment in the trial on July 29, 2013.

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Our initial MGuard Coronary product incorporated a stainless steel stent. We replaced this stainless steel platform with a more advanced cobalt-chromium based platform, which we refer to as the MGuard PrimeTM version of the MGuard Coronary product. We believe the new platform will prove to be superior because cobalt-chromium stents are generally known in the industry to provide better deliverability and possibly even a reduction in major adverse cardiac events.

The MGuard Prime version of the MGuard Coronary product received CE Mark approval in the European Union in October 2010 for improving luminal diameter and providing embolic protection. We believe we can use and leverage the clinical trial results of our original stainless steel based MGuard Coronary to help market our new cobalt-chromium based MGuard Prime version of the MGuard Coronary product. In addition, MGuard Carotid received CE Mark approval in the European Union in March 2013.

For the twelve months ended June 30, 2013, our total revenue was approximately $4.9 million and our net loss was approximately $29.3 million. For the twelve months ended June 30, 2012, our total revenue was approximately $5.3 million and our net loss was approximately $17.6 million.

Corporate and Other Information

We were organized in the State of Delaware on February 29, 2008. Our principal executive offices are located at 800 Boylston Street, Suite 16041, Boston, Massachusetts 02199. Our telephone number is (857) 453-6553. Our website address is www.inspire-md.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $40,000,000.

Manner of offering	“At the market” offering that may be made from time to time on the NYSE MKT or other market for our common stock in the U.S. through our agent, MLV. See the section entitled “Plan of Distribution” below.

Use of proceeds	We intend to use the net proceeds of this offering to support the worldwide commercialization of MGuard in acute myocardial infarction, develop our pipeline of new products and for general corporate purposes. See the section entitled “Use of Proceeds” below.

Risk factors	See “Risk Factors” beginning on page 5 and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NYSE MKT symbol	NSPR

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2013, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained or incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Relating to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds of this offering to support the worldwide commercialization of MGuard in acute myocardial infarction, develop our pipeline of new products and for general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

If the offering price is below $6.00 per share, we will be required to issue additional shares, without any new consideration, to the investors in our March 31, 2011 financing.

Pursuant to the terms of the securities purchase agreement that we entered into on March 31, 2011, in the event that we issue any shares of common stock on or before March 31, 2014 at a price per share less than $6.00 (as adjusted for the one-for-four reverse stock split of our common stock that occurred on December 21, 2012), we are required, subject to certain limitations, to issue the investors in that financing additional shares of common stock, for no additional consideration, in an amount sufficient that the amount paid by each investor in the March 31, 2011 financing, when divided by the total number of shares issued to each such investor (in the original March 31, 2011 financing and as a result of this dilution adjustment) will result in an adjusted per share price paid by these investors equal to the original price per share paid multiplied by a fraction, (A) the numerator of which shall be (1) the number of shares of common stock outstanding immediately prior to such issuance plus (2) the number of shares of common stock that the aggregate consideration received by us in this offering would purchase at the original purchase price; and (B) the denominator of which shall be (1) the number of shares of common stock outstanding immediately prior to such issuance plus (2) the number of such additional shares of common stock so issued. This formula is intended to be a weighted average dilution adjustment. As a result, if the offering price in this offering is below $6.00 per share, it will result in the issuance of additional shares of common stock to our March 31, 2011 investors, which will be dilutive to all of our other stockholders, including new investors in this offering. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $40,000,000 at an assumed offering price of $3.23 per share, the last reported sale price of our common stock on the NYSE MKT on October 21, 2013, we would be required to issue 247,154 additional shares to these investors.

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Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $40,000,000 at an assumed offering price of $3.23 per share, the last reported sale price of our common stock on the NYSE MKT on October 21, 2013, and after deducting estimated offering commissions payable by us, our net tangible book value as of June 30, 2013 would have been $54,018,000, or $1.15 per share of common stock. This represents an immediate increase in the net tangible book value of $0.71 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $2.08 per share to new investors who purchase our common stock in the offering. These amounts do not include the additional shares of common stock that we will be required to issue to the investors in our March 31, 2011 financing if the offering price in this offering is below $6.00 per share. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $40,000,000 at an assumed offering price of $3.23 per share, the last reported sale price of our common stock on the NYSE MKT on October 21, 2013, we would be required to issue 247,154 additional shares to these investors. See “—If the offering price is below $6.00 per share, we will be required to issue additional shares, without any new consideration, to the investors in our March 31, 2011 financing.” See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Almost all of our 34,512,568 outstanding shares of common stock as of October 21, 2013, as well as a substantial number of shares of our common stock underlying outstanding options and warrants, are available for sale in the public market, either pursuant to Rule 144 under the Securities Act of 1933, as amended, or an effective registration statement. Pursuant to this shelf registration statement on Form S-3, we may sell up to $75,000,000 of our equity securities over the next three years. Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Risks Related to Our Organization and Our Common Stock

Our corporate charter and bylaws, our rights agreement and Delaware law contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Our board of directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. Accordingly, we may issue shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our stockholders.

Attempts to acquire control of us may also be discouraged, delayed or prevented by our stockholder rights agreement. Pursuant to the rights plan, we will issue one preferred share purchase right for each outstanding share of common stock at the close of business on November 15, 2013. Initially, the rights will not be exercisable and will trade with our shares of common stock. The rights will generally become exercisable if a person or group acquires beneficial ownership of 15% or more of our common stock in a transaction not approved by our board of directors. In that situation, each holder of a right (other than the acquiring person, whose rights will become void and will not be exercisable) will be entitled to purchase, at the then-current exercise price, additional shares of common stock having a value of twice the exercise price of the right. In addition, if we are acquired in a merger or other business combination after an unapproved party acquires more than 15% of our common stock, each holder of a right would then be entitled to purchase at the then-current exercise price, shares of the acquiring company’s stock, having a value of twice the exercise price of the right.

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In addition, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Risks Related to our Indebtedness

Our obligations under our term loan are secured by substantially all of our assets, so if we default on those obligations, the lender could foreclose on our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent at a time when the value of such assets exceeded the amount of our indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

The lender under our term loan has a security interest in substantially all of our assets and those of InspireMD Ltd. As a result, if we default under our obligations to the lender, the lender could foreclose on its security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations.

In the event of a default in connection with our bankruptcy, insolvency, liquidation, or reorganization, the lender would have a prior right to substantially all of our assets to the exclusion of our general creditors. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by the lender, resulting in all or a portion of our assets being unavailable to satisfy the claims of any unsecured indebtedness. Only after satisfying the claims of any unsecured creditors would any amount be available for our equity holders.

The pledge of these assets and other restrictions may limit our flexibility in raising capital for other purposes. Because substantially all of our assets are pledged under the term loan, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have an adverse effect on our financial flexibility.

Our loan and security agreement contains customary events of default. In addition, an event of default will include the occurrence of a circumstance that would reasonably be expected to have a material adverse effect upon (i) our business, operations, properties, assets, prospects or condition (financial or otherwise), (ii) our ability to perform our obligations under the agreement and any related loan documents or (iii) the collateral, the lender’s liens on the collateral or the priority of such liens.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business.

As of October 23, 2013, our lenders was committed to fund approximately $10 million of indebtedness under our term loan. We are required to make monthly payments of interest until August 31, 2014, monthly payments of principal and interest after such date, and repay the entire principal balance and any unpaid interest on February 1, 2017.

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The terms of our term loan could have negative consequences to us, such as:

•	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

•	the amount of our interest expense may increase because our term loan has a variable rate of interest at any time that the prime rate, as reported in the Wall Street Journal, is above 5.5%;

•	we will need to use a substantial portion of our cash flows to pay principal and interest on our term loan, which will reduce the amount of money we have for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other business activities;

•	we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

•	we may be unable to refinance our indebtedness on terms acceptable to us, or at all; and

•	we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet any other obligations. If we do not have enough money to service our debt, we may be required, but unable to refinance all or part of our existing debt, sell assets, borrow money or raise equity on terms acceptable to us, if at all, and the lender could foreclose on its security interests and liquidate some or all of our assets.

Our loan and security agreement contain covenants that could limit our financing options and liquidity position, which would limit our ability to grow our business.

Covenants in our loan and security agreement impose operating and financial restrictions on us. These restrictions prohibit or limit our ability, and the ability of InspireMD Ltd., to, among other things:

•	pay cash dividends to our stockholders;

•	redeem or repurchase our common stock or other equity;

•	incur additional indebtedness;

•	permit liens on assets;

•	make certain investments (including through the acquisition of stock, shares, partnership or limited liability company interests, any loan, advance or capital contribution)

•	sell, lease, license, lend or otherwise convey an interest in a material portion of our assets; and

•	cease making public filings under the Securities Exchange Act of 1934, as amended.

These restrictions may limit our ability to obtain additional financing, withstand downturns in our business or take advantage of business opportunities. Moreover, additional debt financing we may seek, if permitted, may contain terms that include more restrictive covenants, may require repayment on an accelerated schedule or may impose other obligations that limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives;

•	our ability to complete clinical trials as anticipated and obtain and maintain regulatory approvals for our products;

•	our ability to adequately protect our intellectual property;

•	disputes over ownership of intellectual property;

•	our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;

•	the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that the MGuard technology is an attractive alternative to other procedures and products;

•	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

•	entry of new competitors and products and potential technological obsolescence of our products;

•	loss of a key customer or supplier;

•	technical problems with our research and products and potential product liability claims;

•	adverse economic conditions;

•	adverse federal, state and local government regulation, in the United States, Europe or Israel;

•	price increases for supplies and components;

•	inability to carry out research, development and commercialization plans; and

•	loss or retirement of key executives and research scientists.

You should review carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of these and other risks that relate to our business and investing in our common stock. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with MLV as a source of financing.

We will use the net proceeds from the sale of securities offered by this prospectus to support the worldwide commercialization of MGuard Coronary in acute myocardial infarction and develop our pipeline of new products. This is expected to include expanding our manufacturing capability, building our sales and marketing capacity, completing clinical trials and obtaining necessary government approvals, including U.S. Food and Drug Administration approval in the United States. Any balance of the net proceeds will be used for general corporate purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

•	a change in development plan or strategy;
•	the addition of new products or applications;
•	technical delays;
•	delays or difficulties with our clinical trials;
•	negative results from our clinical trials;
•	difficulty obtaining U.S. Food and Drug Administration approval;
•	failure to achieve sales as anticipated; and
•	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of June 30, 2013 was approximately $15,218,000, or approximately $0.44 per share of common stock based upon 34,441,552 shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our common stock in the aggregate amount of $40,000,000 at an assumed offering price of $3.23 per share, the last reported sale price of our common stock on the NYSE MKT on October 21, 2013, and after deducting estimated offering commissions payable by us, our net tangible book value as of June 30, 2013 would have been $54,018,000, or $1.15 per share of common stock based on 46,825,453 shares of common stock outstanding on a pro forma basis at that time. This represents an immediate increase in net tangible book value of $0.71 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.08 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis as of June 30, 2013:

Public offering price per share of common stock	$3.23
Net tangible book value per share of common stock	$0.44
Increase in net tangible book value per share of common stock attributable to the offering	$0.71
Pro forma net tangible book value per share of common stock after giving effect to the offering	$1.15
Dilution in net tangible book value per share of common stock to new investors in the offering	$2.08

The foregoing table and calculations are based on the number of shares of our common stock outstanding as of June 30, 2013 and exclude:

•	1,953,712 shares of common stock issuable upon the exercise of currently outstanding warrants with an exercise price of $7.20 per share;
•	637,500 shares of common stock issuable upon the exercise of currently outstanding warrants with an exercise price of $6.00 per share;
•	57,974 shares of common stock issuable upon the exercise of currently outstanding warrants with an exercise price of $4.93 per share;
•	659,091 shares of common stock issuable upon the exercise of currently outstanding warrants with an exercise price of $3.00 per share;
•	4,152,027 shares of common stock issuable upon the exercise of currently outstanding options with exercise prices ranging from $0.0001 to $10.40 and having a weighted average exercise price of $4.34 per share;
•	276,193 shares of common stock available for future issuance under our 2011 UMBRELLA Option Plan; and
•	the additional shares of common stock that we will be required to issue to the investors in our March 31, 2011 financing if the offering price in this offering is below $6.00 per share. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $40,000,000 at an assumed offering price of $3.23 per share, the last reported sale price of our common stock on the NYSE MKT on October 21, 2013, we would be required to issue 247,154 additional shares to these investors. See “Risk Factors—Additional Risks Relating to this Offering—If the offering price is below $6.00 per share, we will be required to issue additional shares, without any new consideration, to the investors in our March 31, 2011 financing.”

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DIVIDENDS

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

PLAN OF DISTRIBUTION

We have entered into an At-the-Market Issuance Sales Agreement, or sales agreement, with MLV to issue and sell up to $40,000,000 worth of our common stock from time to time under this prospectus. MLV will act as agent in the offering, subject to certain limitations, including the number of shares registered under the registration statement to which the offering relates.

The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by MLV and us. We may instruct MLV not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or MLV may suspend the offering of common stock upon notice and subject to other conditions. As an agent, MLV will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock under the sales agreement, we will notify MLV of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed MLV, unless MLV declines to accept the terms of the notice, MLV has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of MLV under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay MLV commissions for its services in acting as agent in the sale of common stock. MLV will be entitled to a commission of 3% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse certain expenses of MLV in an amount not to exceed $25,000. We estimate that the total expenses for the offering, excluding compensation payable to MLV under the terms of the sales agreement, will be approximately $200,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, MLV may, and will with respect to sales effected in an “at the market” offering, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to reimburse MLV for certain other specified expenses.

The offering will terminate as permitted under the sales agreement.

MLV and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York. LeClair Ryan, A Professional Corporation, New York, New York, is counsel for MLV in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2013 have been so incorporated in reliance on the report of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.inspire-md.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.inspire-md.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Securities and Exchange Commission on September 17, 2013;

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•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 5, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 30, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 26, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 30, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 9, 2013, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on September 16, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 12, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2013; and

•	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 800 Boylston Street, Suite 16041, Boston, Massachusetts 02199, Attention: Craig Shore, Chief Financial Officer, or made by phone at (857) 453-6553. You may also access the documents incorporated by reference in this prospectus through our website at www.inspire-md.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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$40,000,000

COMMON STOCK

PROSPECTUS

The date of this prospectus is                 , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$9,660
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	50,000
Printing Fees and Expenses	10,000
Transfer Agent Fees and Expenses	3,000
Miscellaneous Fees and Expenses	7,340
Total	$95,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

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Item 16.	Exhibits.**

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2**	At-the-Market Issuance Sales Agreement, dated October 23, 2013, by and between InspireMD, Inc. and MLV & Co. LLC.

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012)

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 2013)

4.5*	Certificate of Designation of Preferred Stock

4.6*	Form of Warrant Agreement and Warrant Certificate

4.7*	Form of Unit Agreement

5.1**	Opinion of Haynes and Boone, LLP

23.1**	Consent of Kesselman & Kesselman, Certified Public Accountants

23.2**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

* To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.

** Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 24, 2013.

INSPIREMD, INC.

By:	/s/ Alan Milinazzo
Name: Alan Milinazzo
Title: President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby appoints each of Alan Milinazzo and Craig Shore, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Milinazzo	President, Chief Executive Officer and Director	October 24, 2013
Alan Milinazzo	(principal executive officer)

/s/ Craig Shore	Chief Financial Officer, Secretary and Treasurer	October 24, 2013
Craig Shore	(principal financial and accounting officer)

/s/ Sol J. Barer	Chairman of the Board of Directors	October 24, 2013
Sol J. Barer

/s/ James Barry	Director	October 24, 2013
James Barry

/s/ Michael Berman	Director	October 24, 2013
Michael Berman

/s/ Asher Holzer	Director	October 24, 2013
Asher Holzer

/s/ James J. Loughlin	Director	October 24, 2013
James J. Loughlin

/s/ Campbell Rogers	Director	October 24, 2013
Campbell Rogers

/s/ Paul Stuka	Director	October 24, 2013
Paul Stuka

/s/ Eyal Weinstein	Director	October 24, 2013
Eyal Weinstein